Exhibit 99.2

LEGACY ACQUISITION IMPAIRMENT REVIEW RESOLUTION

(MEDICAN ENTERPRISES — 2019 ACQUISITION)

ADDITIONAL RECITAL

WHEREAS, the acquisition of Medican Enterprises Inc. was financed primarily through issuance of a $20,000,000 Convertible Promissory Note bearing interest at eight percent (8%) per annum, and the Board desires to ensure that the carrying values of acquired assets and related liabilities remain supportable, recoverable, and consistent with applicable accounting standards.

ADDITIONAL RESOLUTION LANGUAGE

NOW, THEREFORE, BE IT RESOLVED THAT management shall undertake a review to assess, among other things, whether:

1.	The valuations assigned to intellectual property, equity interests, real property, and other acquired assets reasonably support the consideration reflected by the $20,000,000 Convertible Promissory Note;

2.	Any acquired assets lack sufficient supporting documentation or measurable fair value;

3.	Impairment charges or valuation adjustments are required pursuant to applicable accounting standards, including but not limited to ASC 350 (Intangibles — Goodwill and Other) and ASC 360 (Property, Plant, and Equipment);

4.	The acquired assets collectively support the current carrying value relative to the related convertible note obligation;

5.	Goodwill, intangible assets, or other long-lived assets require impairment testing or write-down;

6.	The classification and accounting treatment of the Convertible Promissory Note remain appropriate under applicable U.S. GAAP.

IN WITNESS WHEREOF, the undersigned directors have executed this Unanimous Written Resolution effective as of the date first written above.

GREEN RAIN ENERGY HOLDINGS INC.

/s/ Alfredo Papadakis                                   March 4th, 2026

Alfredo Papadakis

Director